Exhibit 99.2

THE BEARD COMPANY

INVESTMENT DATA:

Traded	OTCBB
Recent Price (7/7/09)	$3.30
Fiscal Year Ends	Dec. 31
Ticker Symbol	BRCO
52-Week High	$7.90
52-Week Low	$1.10

SELECTED FINANCIAL DATA:

	12/31/07 (Audited)	12/31/08 (Audited)	5/31/09 (Unaudited)
Net earnings (loss)	$(2,026,000)	$2,364,000	$4,232,000
Net earnings (loss) per share	$(0.34)	$0.23	$0.40
Weighted Average Diluted Shares Outstanding	5,896,000	10,453,000	10,535,000

Shareholders’ equity (deficiency)	$(9,185,000)	$(3,012,000)	$1,224,000

Total Market Value	$3,112,000	$39,322,000	$32,711,000
Total Debt	$9,224,000	$4,012,000	$2,724,000
Working Capital	$(3,159,000)	$(1,537,000)	$2,121,000